EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of FVCBankcorp, Inc. on Form S-8 of our report dated March 22, 2018 on the consolidated financial statements of FVCBankcorp, Inc. and its subsidiary appearing in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, of FVCBankcorp, Inc. (Registration No. 333-226942).

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

September 21, 2018